UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2017
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2017, Comstock Mining Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). During the Annual Meeting, stockholders of the Company were asked to consider and vote upon three proposals: (1) election of the four Board of Directors nominees set forth in the Company's 2016 Proxy Statement, (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and (3) approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

As of the record date for the Annual Meeting, April 11, 2017, there were 187,740,176 shares of common stock outstanding and entitled to vote. Of the shares of common stock outstanding on the record date, the holders of common stock entitled to vote with respect to 164,543,146 shares of common stock were represented in person or by proxy at the Annual Meeting. For each proposal, the results of the shareholder voting were as follows:

1. Election of directors.

All of the nominees for directors were elected to serve for a term that expires at the annual meeting of stockholders in 2018, by the votes set forth in the table below.

Nominee	Voted For	Withheld
Corrado De Gasperis	88,103,417	2,020,100
Daniel W. Kappes	88,803,879	1,319,638
William J. Nance	73,088,439	17,035,078
Robert A. Reseigh	88,804,391	1,319,126

There were 27,134,506 broker non-votes received for each nominee.

2. Ratification of appointment of independent registered public accounting firm.

Deloitte & Touche LLP's appointment was ratified by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
163,386,130	815,245	341,771	27,134,506

The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to this matter.

3. Advisory vote on executive compensation.

The stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
85,773,472	3,547,920	805,125	27,134,506

4. Advisory vote on the frequency of executive compensation voting.
The stockholders approved on a non-binding advisory basis the following frequency of shareholder votes on the compensation of the Company’s named executive officers by the votes set forth in the table below.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
87,742,001	252,251	1,595,500	534,264	27,134,506

Item 3.01. Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing or Notice of Delisting
On May 25, 2017, the Company received notification (the “Listing Standard Letter”) from the NYSE MKT LLC that the Company’s securities have been selling at or below $0.20 per share since April 27, 2017, and, pursuant to Section 1003(f)(v) the Company’s continued listing is predicated on demonstrating sustained price improvement or effecting a reverse stock split within the next six month period, that is, no late than November 27, 2017. The Company is required to stay in contact with the NYSE and discuss any new developments, regarding progress on its strategy, plans for implementing a reverse split or otherwise.
The Company currently meets all other listing requirements and its common stock will continue to be listed on the NYSE MKT while it attempts to regain compliance with the listing standard noted, subject to the Company’s ongoing compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “LODE,” but will have an added designation of “.BC” to indicate that the Company is below compliance with this NYSE MKT’s listing standard.
The NYSE MKT notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: June 01, 2017	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman